INTERDIGITAL REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS
Revenue growth of 20%, significant margin expansion and record return of capital highlight 2023 results
Full year 2024 revenue expected in a range of $620 million to $670 million
WILMINGTON, DE. - February 15, 2024 - InterDigital, Inc. (Nasdaq: IDCC), a mobile, video, and AI technology research and development company, today announced results for the fourth quarter and full year ended December 31, 2023.
“InterDigital delivered significant growth in 2023, driven by accelerating innovation and licensing momentum,” commented Liren Chen, President and CEO, InterDigital. “Revenue increased 20%, profit margins expanded significantly, and we returned a record amount of capital to shareholders. Our momentum has continued into 2024 with our recently announced landmark agreement that licenses Samsung TVs to our video IP. Based on the strength of contracted revenue and the potential for new agreements, we are guiding to another year of strong growth, with FY24 revenue expected in a range of $620 million to $670 million."
Fourth Quarter and Full Year 2023 Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data)	2023	2022	Change	2023	2022	Change
GAAP Results:
Revenues	$105.5	$117.1	(10)%	$549.6	$457.8	20%
Operating Expenses	$80.2	$78.5	2%	$328.0	$307.3	7%
Net income [1]	$39.1	$32.4	21%	$214.1	$93.7	128%
Net income [1] margin	37%	28%	9 ppt	39%	20%	19 ppt
Diluted earnings per share[1]	$1.41	$1.08	31%	$7.62	$3.07	148%

Non-GAAP Results:
Adjusted EBITDA [2]	$53.3	$64.9	(18)%	$345.2	$254.5	36%
Adjusted EBITDA margin [2]	51%	55%	(4) ppt	63%	56%	7 ppt
Non-GAAP Net income [3]	$37.5	$48.6	(23)%	$254.4	$154.8	64%
Non-GAAP diluted earnings per share [3]	$1.41	$1.62	(13)%	$9.23	$5.08	82%

Additional Information:
Revenue by type:
Recurring revenues	$103.3	$103.6	—%	$408.4	$403.9	1%
Catch-up revenues	$2.2	$13.5	(83)%	$141.2	$53.9	162%
Revenue by program:
Smartphone	$88.1	$88.7	(1)%	$467.3	$353.2	32%
CE, IoT/Auto	$17.1	$28.2	(39)%	$80.9	$103.5	(22)%
Other	$0.3	$0.2	76%	$1.4	$1.1	27%

Return of Capital to Shareholders

(in millions, except per share data)	Share Repurchases		Dividends Declared		Total Return of Capital
	Shares	Value	Per Share	Value
Fourth quarter 2023	0.5	$37.0	$0.40	$10.2	$47.2
Fiscal year 2023	4.4	$339.7	$1.50	$39.3	$379.0
Near-Term Outlook
The table below presents guidance of the Company's current outlook for first quarter and full year 2024. The outlook for first quarter 2024 covers existing licenses and does not include any new agreements we may sign over the balance of the first quarter. The outlook for full year 2024 includes both existing licenses and the potential for new agreements over the balance of the year.

(in millions, except per share data)	Q1 2024	Full Year 2024
Revenue	$245 - $255	$620 - $670
Adjusted EBITDA2(a)	$116 - $131	$310 - $345
Diluted earnings per share1(a)(b)	$2.40 - $2.95	$4.95 - $6.15
Non-GAAP diluted earnings per share3(a)(c)	$3.02 - $3.58	$7.45 - $8.76
(a) Includes revenue share costs of $66 million to $69 million for Q1 2024 and $80 million to $90 million in the outlook for full year 2024.
(b) Based on 28.3 million weighted-average diluted shares as of January 31, 2024 and does not factor in any additional repurchases that may occur during the remainder of either period.
(c) Based on 26.5 million and 26.7 million weighted-average diluted shares for Q1 2024 and full year 2024, respectively.
Conference Call Information
InterDigital will host a conference call on Thursday, February 15, 2024 at 10:00 a.m. ET to discuss its fourth quarter and full year 2023 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.
About InterDigital®
InterDigital is a global research and development company focused primarily on wireless, video, artificial intelligence (“AI”), and related technologies. We design and develop foundational technologies that enable connected, immersive experiences in a broad range of communications and entertainment products and services. We license our innovations worldwide to companies providing such products and services, including makers of wireless communications devices, consumer electronics, IoT devices, cars and other motor vehicles, and providers of cloud-based services such as video streaming. As a leader in wireless technology, our engineers have designed and developed a wide range of innovations that are used in wireless products and networks, from the earliest digital cellular systems to 5G and today’s most advanced Wi-Fi technologies. We are also a leader in video processing and video encoding/decoding technology, with a significant AI research effort that intersects with both wireless and video technologies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.

For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our Annual Report on Form 10-K for the year ended December 31, 2023 and the financial metrics tracker, which are available on the Investor Relations section of our website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (iii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iv) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (v) our ability to expand our revenue opportunities by entering into licensing arrangements with video streaming and other cloud-based service providers; (vi) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (vii) our ability to commercialize our technologies and enter into customer agreements; (viii) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (ix) our continued ability to develop new technologies and secure new patents, including the risk of unexpected delays or difficulties related to the development of our technologies; (x) risks associated with our capital allocation strategies, including risks associated with our planned dividend payments and share repurchases; (xi) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (xii) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (xiii) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xiv) the timing and impact of potential administrative and legislative matters; (xv) changes or inaccuracies in market projections; (xvi) our ability to obtain liquidity though debt and equity financings; (xvii) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xviii) impacts from acts of terrorism, war or political or civil unrest, or any responses thereto, in the United States or elsewhere; (xix) changes in our business strategy; (xx) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xxi) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1 Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated. Net income margin is net income attributable to InterDigital, Inc. over total revenues.
2 Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3 Non-GAAP net income, Non-GAAP diluted earnings per share, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP diluted earnings per share is defined as Non-GAAP net income divided by Non-GAAP weighted average diluted shares, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company's convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUES	$105,518	$117,055	$549,588	$457,794
OPERATING EXPENSES:
Research and portfolio development	45,725	45,732	195,285	185,202
Licensing	19,863	20,170	79,397	71,419
General and administrative	14,605	12,559	53,291	47,377
Restructuring activities	—	—	—	3,280
Total Operating expenses	80,193	78,461	327,973	307,278

Income from operations	25,325	38,594	221,615	150,516

INTEREST EXPENSE	(7,906)	(10,050)	(44,817)	(29,496)
OTHER INCOME (EXPENSE), NET	15,509	11,652	57,812	(3,457)
Income before income taxes	32,928	40,196	234,610	117,563
INCOME TAX BENEFIT (PROVISION)	6,158	(8,190)	(23,557)	(25,502)
NET INCOME	$39,086	$32,006	$211,053	$92,061
Net loss attributable to noncontrolling interest	—	(402)	(3,016)	(1,632)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$39,086	$32,408	$214,069	$93,693
NET INCOME PER COMMON SHARE — BASIC	$1.52	$1.09	$7.97	$3.11
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	25,676	29,664	26,860	30,106
NET INCOME PER COMMON SHARE — DILUTED	$1.41	$1.08	$7.62	$3.07
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	27,640	30,031	28,102	30,485
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.40	$0.35	$1.50	$1.40

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,086	$32,006	$211,053	$92,061
Non-cash adjustments	(63,835)	(28,238)	3,876	221,567
Working capital changes	1,164	352,740	(1,196)	(27,589)
Net cash (used in) provided by operating activities	(23,585)	356,508	213,733	286,039
CASH FLOWS FROM INVESTING ACTIVITIES:
Net sales (purchases) of short-term investments	5,039	(179,893)	(38,667)	(271,953)
Capitalized patent costs and purchases of property and equipment	(13,467)	(11,614)	(44,626)	(42,753)
Long-term investments	(2,444)	—	(1,877)	—
Net cash used in investing activities	(10,872)	(191,507)	(85,170)	(314,706)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt refinancing	—	(307)	(100)	138,886
Repurchase of common stock	(36,976)	—	(339,704)	(74,445)
Dividends paid	(10,348)	(10,382)	(39,454)	(42,306)
Other	(970)	(136)	(9,505)	(3,531)
Net cash (used in) provided by financing activities	(48,294)	(10,825)	(388,763)	18,604
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(82,751)	154,176	(260,200)	(10,063)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	525,712	548,985	703,161	713,224
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$442,961	$703,161	$442,961	$703,161

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash, cash equivalents and short-term investments	$1,006,356	$1,201,777
Accounts receivable	117,292	53,182
Prepaid and other current assets	43,976	89,716
Property & equipment and patents, net	324,567	365,337
Other long-term assets, net	278,623	190,093
TOTAL ASSETS	$1,770,814	$1,900,105
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$578,752	$—
Accounts payable, accrued liabilities, taxes payable & dividends payable	148,779	82,287
Current deferred revenue	153,597	189,059
Long-term deferred revenue	223,866	237,580
Long-term debt & other long-term liabilities	84,271	660,666
TOTAL LIABILITIES	1,189,265	1,169,592

TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	581,549	724,895
Noncontrolling interest	—	5,618
TOTAL EQUITY	581,549	730,513

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,770,814	$1,900,105

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of Adjusted EBITDA to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands, except Outlook):

	Three Months Ended December 31,		Twelve Months Ended December 31,		Outlook (in millions)
	2023	2022	2023	2022	Q1 2024	Full Year 2024
Net income attributable to InterDigital, Inc.	$39,086	$32,408	$214,069	$93,693	$68 - $83	$140 - $175
Net loss attributable to non-controlling interest	—	(402)	(3,016)	(1,632)	—	—
Income tax provision	(6,158)	8,190	23,557	25,502	22	40 - 50
Other income (expense), net & interest expense	(7,603)	(1,602)	(12,995)	32,953	1	5 - 15
Depreciation and amortization	19,094	19,422	77,792	78,571	18	73
Share-based compensation	8,876	6,918	35,741	22,127	7	42
Other items(a)	—	—	10,037	3,280	—	—
Adjusted EBITDA[2]	$53,295	$64,934	$345,185	$254,494	$116 - $131	$310 - $345
(a)    Other items in the above table includes a $7.5 million net litigation fee reimbursement and a $2.5 million impairment on the sale by our joint venture, Convida Wireless ("Convida") of a portion of its patent portfolio during year ended December 31, 2023 and $3.3 million of restructuring costs during the year ended December 31, 2022.

The table below presents a reconciliation of Non-GAAP net income to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands, except Outlook):

	Three Months Ended December 31,		Twelve Months Ended December 31,		Outlook (in millions)
	2023	2022	2023	2022	Q1 2024	Full Year 2024
Net income attributable to InterDigital, Inc.	$39,086	$32,408	$214,069	$93,693	$68 - $83	$140 - $175
Share-based compensation	8,876	6,918	35,741	22,127	7	42
Acquisition related amortization	10,145	10,788	40,937	42,506	8	33
Other operating items(a)	—	—	10,037	3,280	—	—
Other non-operating items(b)	(4,745)	2,939	(14,115)	12,529	—	—
Related income tax and noncontrolling interest effect of above items	(2,998)	(4,335)	(16,496)	(16,892)	(3)	(16)
Adjustments to income taxes	(12,892)	(124)	(15,776)	(2,407)	—	—
Non-GAAP net income[3]	$37,472	$48,594	$254,397	$154,836	$80 - $95	$199 - $234

Weighted average dilutive shares - GAAP	27,640	30,031	28,102	30,485	28.3	28.3
Less: Dilutive impact of the Convertible Notes	1,154	—	538	—	1.8	1.6
Weighted average dilutive shares - Non-GAAP[3]	26,486	30,031	27,564	30,485	26.5	26.7

Non-GAAP diluted earnings per share[3]	$1.41	$1.62	$9.23	$5.08	$3.02 - $3.58	$7.45 - $8.76
(a) Other items in the above table includes a $7.5 million net litigation fee reimbursement and a $2.5 million impairment on the sale by our joint venture, Convida of a portion of its patent portfolio during year ended December 31, 2023 and $3.3 million of restructuring costs during the year ended December 31, 2022.
(b) Other non-operating items includes $1.0 million and $10.4 million of gains during the three and twelve months ended December 31, 2023 and losses of $2.9 million and $1.3 million during the periods ended three and twelve months ended December 31, 2022, respectively, from fair value changes of our long-term strategic investments. Other non-operating items for the three and twelve months ended December 31, 2023 also includes a $4.0 million gain related to a revaluation of our long-term debt recognized in conjunction with our acquisition of the patent licensing business of Technicolor SA and a $0.3 million loss on the deconsolidation of Convida. Other non-operating items for the twelve months ended December 31, 2022 also includes a $11.2 million loss on extinguishment of long-term debt.

CONTACT:	InterDigital, Inc.
investor.relations@interdigital.com
+1 (302) 300-1857